Exhibit 10.1

RESTRICTED STOCK AGREEMENT

          THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) dated as of April 27, 2005 (the “Award Date”), is made by and between UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the “Company”), and ___, an employee of the Company or one or more of its Subsidiaries as defined herein (the “Participant”):

          WHEREAS, the Company established the Incentive Award Plan, as amended (the “Plan”);

          WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement;

          WHEREAS, the Plan provides for the issuance of shares of the Company’s Common Stock (as defined herein), subject to certain restrictions thereon (hereinafter referred to as “Restricted Stock”);

          WHEREAS, the Company’s Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the shares of Restricted Stock provided for herein to the Participant as an inducement to enter into or remain in the service of the Company (and/or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has approved the issuance of such shares of Restricted Stock to the Participant upon the terms and conditions set forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

          Whenever the following terms are used below in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

          Section 1.1 Committee. “Committee” shall mean the Compensation Committee of the Board of Directors of the Company, as authorized to implement, administer, and interpret the Plan.

          Section 1.2 Corporate Transaction. “Corporate Transaction” shall mean the occurrence of any of the following events:

           (a) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company; or

(iii) an acquisition of voting securities pursuant to a transaction described in clause (b) below that would not be a Corporate Transaction under such clause (b).

           Notwithstanding the foregoing, an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities shall not constitute an “acquisition” by any person or group for purposes of this clause (a).

           (b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the

 Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

 (iii) the a liquidation or dissolution of the Company.

          Section 1.3 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          Section 1.4 Disability. “Disability” shall have the meaning assigned to it in Section 22(3)(3) of the Code.

          Section 1.5 Restrictions. “Restrictions” shall mean the forfeiture and transferability restrictions imposed upon Restricted Stock under this Agreement.

          Section 1.6 Restricted Stock. “Restricted Stock” shall mean Common Stock of the Company issued under this Agreement and subject to the Restrictions imposed hereunder.

          Section 1.7 Retirement. “Retirement” shall mean the voluntary termination of employment with the Company (and/or any Subsidiary or Subsidiaries by which the employee may theretofore have been employed) on or after the earlier of (a) the attainment of age 62 and completion of ten or more years of service with the Company or any Subsidiary (including predecessor entities) or (b) the attainment of age 65.

          Section 1.8 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

          Section 1.9 Secretary. “Secretary” shall mean the Secretary of the Company.

          Section 1.10 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

          Section 1.11 Subsidiary. “Subsidiary” of any entity shall mean any corporation or other entity in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain.

          Section 1.12 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company and/or one or more of its Subsidiaries is terminated for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or Retirement, but excluding a termination where the Participant is simultaneously reemployed by, or remains employed by, the Company and/or one or more of its Subsidiaries or a successor entity thereto. (The treatment of Disability in this Agreement as a type of “Termination of Employment” is solely for purposes of this Agreement, and shall in no way affect whether Disability is or is not similarly treated or characterized in other programs of the Company pertaining to employment or employee benefits.)

          Section 1.13 Vested Shares. “Vested Shares” shall mean the shares of Restricted Stock which are no longer subject to the Restrictions by reason of Sections 3.1, 3.2, or 3.5.

          Section 1.14 EBIT. “EBIT” shall mean the Company’s earnings before interest, taxes, and LIFO charges for the Company fiscal (which are calendar) years 2005 through 2007, as may be adjusted by the Committee in its discretion to take into account non-recurring items or unusual events, such as acquisitions or dispositions.

ARTICLE II.
ISSUANCE OF RESTRICTED STOCK

          Section 2.1 Issuance of Restricted Stock. For good and valuable consideration which the Board of Directors has determined to be in excess of the par value of its Common Stock, on the date hereof the Company issues to the Participant (___) shares of its Common Stock upon the terms and conditions set forth in this Agreement. Fifty percent (50%) of the Restricted Stock shall vest and the Restrictions thereon shall lapse as provided in Section 3.1 (the “Time Vesting Shares”) and fifty percent (50% of the Restricted Stock Shall vest and the Restrictions thereon shall lapse as provided in Section 3.2 (the “EBIT Vesting Shares”).

          Section 2.2 Consideration to the Company. As consideration for the release of the Restrictions on the Restricted Stock set forth herein, the Participant agrees to render faithful and efficient services as an Employee, for a period of not less than one year from the Award Date. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, any Parent, or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent, or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

ARTICLE III.
RESTRICTIONS

          Section 3.1 Time-based Restrictions. The Time Vesting Shares of Restricted Stock issued to Participant under Section 2.1, shall vest as specified in this Section 3.1. The Restrictions upon transfer of the Time Vesting Shares and the forfeiture provisions of Section 4.5 shall terminate and lapse, and such shares shall vest in the Participant and become Vested Shares on December 31, 2007 (the “Time Vesting Date”), provided that the Participant has continued to serve as an Employee from the Award Date to and including the Time Vesting Date. Notwithstanding the foregoing, in the event that the Participant experiences a Termination of Employment by reason of Disability or Retirement at least twelve (12) months after the Award Date, then the Restrictions upon transfer of the Time Vesting Shares pursuant to Section 4.2 and the forfeiture provisions of Section 4.5 shall terminate and lapse as follows:

          (a) If the Participant’s Disability or Retirement occurs at least twelve months after the Award Date, but prior to the second anniversary of the Award Date, then fifty percent

(50%) of the Time Vesting Shares shall vest and become Vested Shares on the Participant’s date of Disability or Retirement; or

          (b) If the Participant’s Disability or Retirement occurs on or after the second anniversary of the Award Date, but prior to the Vesting Date, then all of the Time Vesting Shares shall vest and become Vested Shares on the Participant’s date of Disability or Retirement.

          Additionally, vesting of the Time Vesting Shares may be accelerated pursuant to Section 3.5 below.

          Section 3.2 EBIT-based Restrictions.

          (a) The EBIT Vesting Shares of Restricted Stock issued to Participant under Section 2.1 shall vest as specified in this Section 3.2. The Restrictions upon transfer of such shares and the forfeiture provisions of Section 4.5 shall terminate and lapse, and EBIT Vesting Shares shall vest in the Participant and become Vested Shares on January 31, 2008 (the “EBIT Vesting Date”), provided that the Participant has continued to serve as an Employee from the Award Date to and including December 31, 2007, in which case the EBIT Vesting Shares shall vest to the extent that the following EBIT-based objective(s) have been met:

(i) If EBIT is below $ million, none of such shares shall vest;

(ii) If EBIT is not less than $ million, fifty percent (50%) of such shares shall vest;

(iii) If EBIT is not less that $ million, all such shares shall vest; and

(iv) If EBIT is more than $ million but less than $ million, then the number of such shares which shall vest shall be the sum of (x) fifty percent of such shares plus (y) fifty percent of such shares multiplied by a fraction whose numerator is the amount by which EBIT exceeded $ million but did not exceed $ million, and whose denominator is $ million.

Not later than the EBIT Vesting Date, the Company shall provide to the Participant in writing a statement which sets forth the EBIT amount and the vesting calculation in accordance with the provisions of this Section 3.2. Notwithstanding the foregoing, the Committee in its discretion may adjust the forgoing EBIT objectives to reflect any extraordinary or unusual events involving dispositions or acquisitions out of the ordinary course of business.

          (b) In the event that the Participant experiences a Termination of Employment by reason of Disability or Retirement at least twelve (12) months after the Award Date, then the restrictions upon transfer of the EBIT Vesting Shares pursuant to Section 4.2 and the forfeiture provisions of Section 4.5 shall terminate and lapse as follows:

(i) If the Participant’s Disability or Retirement occurs at least twelve months after the Award Date, but prior to the second anniversary of the Award Date, then fifty percent (50%) of the EBIT Vesting Shares that would otherwise have vested pursuant to Subsection 3.2(a) shall vest and become Vested Shares on the EBIT Vesting Date; or

(ii) If the Participant’s Disability or Retirement occurs on or after the second anniversary of the Award Date, but prior to the EBIT Vesting Date, then all of the EBIT Vesting Shares that would otherwise have vested pursuant to Subsection 3.2(a) shall vest and become Vested Shares on the EBIT Vesting Date.

Additionally, vesting of the EBIT Vesting Shares Stock may be accelerated pursuant to Section 3.5 below.

           Section 3.3 Legend. Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT DATED APRIL 27, 2005 BY AND BETWEEN UNITED DEFENSE INDUSTRIES, INC. AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE OFFICES OF THE CORPORATION AT 1525 WILSON BOULEVARD, SUITE 700, ARLINGTON, VA 22209.

           Section 3.4 Lapse of Restrictions. Upon the vesting of the shares of Restricted Stock as provided in Sections 3.1 and 3.2, the Company shall cause new certificates to be issued with respect to such Vested Shares and delivered to the Participant or his legal representative, free from the legend provided for in Section 3.3 and any of the other Restrictions. Such Vested Shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company in cash or by check the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the lapse of the Restrictions.

           Section 3.5 Corporate Transaction. All shares of Restricted Stock shall automatically vest on the date of a Corporate Transaction and all Restrictions with respect to such shares of Restricted Stock shall immediately lapse.

ARTICLE IV.
MISCELLANEOUS

          Section 4.1 Administration. The Committee shall have the power to interpret the Plan, this Agreement, and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

          Section 4.2 Restricted Stock Not Transferable. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

          Section 4.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Vested Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The payment by the Participant of all amounts required to be withheld, under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

          (e) The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience.

          Section 4.4 Escrow. The Secretary or such other escrow holder as the Board of Directors may appoint shall retain physical custody of the certificates representing Restricted Stock, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Participant retain physical custody of any certificates representing Restricted Stock issued to him.

          Section 4.5 Forfeiture. A Participant’s rights in Restricted Stock that has not yet vested pursuant to Section 3.1, 3.2 or 3.5 shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, immediately following the date of such Participant’s Termination of Employment.

          Section 4.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.6, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.6. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

          Section 4.7 Rights as Stockholder. Except as otherwise provided herein, the Participant, upon the issuance of a new share certificate pursuant to Sections 3.3 and 4.3, shall have all the rights of a stockholder with respect to his Vested Shares, including the right to vote the Vested Shares and the right to receive all dividends or other distributions paid or made with respect to the Vested Shares and the right to transfer any Vested Shares. The Participant shall have all of the rights as a stockholder with respect to any shares of Restricted Stock which have not vested, including rights to receive dividends or other distributions paid or made with respect to such Shares of Restricted Stock, except that the Participant shall not have the right to vote or transfer shares of Restricted Stock which have not vested.

          Section 4.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          Section 4.9 Conformity to Securities Laws. This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          Section 4.10 Amendment and Waiver. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement. No provision of this Agreement, or right or power hereunder, shall be waived except in writing by the party thereby to be charged.

          Section 4.11 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement, and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

          Section 4.12 Sole Agreement. This Agreement, subject to the provisions of the Plan, constitutes the sole and entire agreement between the parties regarding its subject matter and supersedes any prior or contemporaneous agreement or understanding, written or oral, between the parties regarding such subject matter.

          IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

UNITED DEFENSE INDUSTRIES, INC.
By

Its

THE PARTICIPANT

Name

Address